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                                                                     Exhibit 8.1

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]





                                  July 3, 1996


Toyota Motor Credit Receivables Corporation
19001 South Western Avenue
Torrance, California 90509

         Re:     Toyota Motor Credit Receivables Corporation
                 Registration Statement on Form S-3
                 Registration No. 333-4336

Ladies and Gentlemen:

         We have acted as counsel for Toyota Motor Credit Receivables Corporation, a corporation organized under the laws of the State of California (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (together with the Company, each an "Issuer"), in connection with the proposed issuance by the Issuer of its Pass-Through Certificates (the "Pass-Through Certificates") or its Asset Backed Notes (the "Notes"). The Pass-Through Certificates of a series are to be issued pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, between the Issuer, the administrator (the "Administrator") and the trustee (the "Trustee") authorizing such series. The Pooling and Servicing Agreement and the Sale and Servicing Agreement, each in the form filed with the Securities and Exchange Commission on July 3, 1996 as an exhibit to Amendment No. 1 to the Company's registration statement (as so amended, the "Registration Statement") on Form S-3 (File No. 333-4336) under the Securities Act of 1933, as amended (the "1933 Act"), are herein referred to as the "Agreement." The Notes are to be issued pursuant to the Indenture for each series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The form of the Indenture filed with the Securities and Exchange Commission on July 3, 1996 as an exhibit to the Registration Statement is herein referred to as the "Indenture."

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuer's organizational documents, the form of Agreement and the form of Pass-Through Certificates included therein, the form of Indenture and form of Notes included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Pass-Through Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Agreement; and that the Pass-Through
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Toyota Motor Credit Receivables Corporation
July 3, 1996
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Certificates for each series will be sold as described in the Registration
Statement. We have also assumed that the Indenture as completed for each series will be duly executed and delivered by each of the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes for each series will be sold as described in the Registration Statement.

         On the basis of the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement accurately describes the material federal income tax consequences to holders of Pass-Through Certificates or Notes, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

         The opinion herein is based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

         We consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Andrews & Kurth L.L.P.